UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 16, 2009
SOMAXON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51665	20-0161599
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3721 Valley Centre Drive, Suite 500, San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 480-0400

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 16, 2009, Philip Jochelson, M.D., notified Somaxon Pharmaceuticals, Inc. (the “Company”) of his intention to resign from his position as Senior Vice President and Chief Medical Officer of the Company, effective as of March 4, 2009. As such, Dr. Jochelson will continue to work full-time with the Company’s existing clinical and regulatory personnel to support the review process for the Company’s New Drug Application (the “NDA”) for Silenor® (doxepin) through the Prescription Drug User Fee Act (PDUFA) date of February 28, 2009.
     Dr. Jochelson indicated that his reason for resigning from the Company was that he had found another employment opportunity with a company that is predominantly focused on the clinical development of pharmaceutical products. If Silenor is approved by the FDA, the Company intends to hire a senior medical affairs professional and maintain its existing clinical and regulatory functions to support the potential commercial launch of Silenor in 2009.
Somaxon cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Somaxon that any of its plans will be achieved. Actual results may differ materially from those set forth in this report due to the risks and uncertainties inherent in Somaxon’s business, including, without limitation, the potential for Silenor to receive regulatory approval for one or more indications on a timely basis or at all; Somaxon’s ability to manage growth in connection with increases in the size of its organization; Somaxon’s ability to manage its business effectively if it is unable to attract and retain key personnel; the potential for the FDA to delay the scheduled PDUFA review date of February 28, 2009, due to the FDA’s internal resource constraints or other reasons; the potential for the FDA to impose non-clinical, clinical or other requirements to be completed before or after regulatory approval of Silenor; Somaxon’s ability to demonstrate to the satisfaction of the FDA that potential NDA approval of Silenor is appropriate prior to the completion of standard, long-term carcinogenicity studies, given the context of completed trials and pending studies; the timing and results of non-clinical studies for Silenor, and the FDA’s agreement with Somaxon’s interpretation of such results; Somaxon’s ability to successfully commercialize Silenor, if it is approved by the FDA; the potential to enter into and the terms of any strategic transaction relating to Silenor; unexpected findings relating to Silenor that could delay or prevent regulatory approval or commercialization, or that could result in recalls or product liability claims; other difficulties or delays in development, testing, manufacturing and marketing of and obtaining regulatory approval for Silenor; the market potential for insomnia treatments, and Somaxon’s ability to compete within that market; and other risks detailed in Somaxon’s press releases as well as in periodic filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Somaxon undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.

Date: January 23, 2009

	By: Name:	/s/ Meg M. McGilley Meg M. McGilley
	Title:	Vice President and Chief Financial Officer